As filed with the Securities and Exchange Commission on April 12, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

ING Emerging Markets High Dividend Equity Fund

(Exact name of registrant as specified in its charter)

Delaware	27-2988890
(State of Incorporation)	(IRS Employer Identification Number)

7337 East Doubletree Ranch Road, Suite 100 Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-168091

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common shares of beneficial interest, $0.01 Par Value Per Share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.                                                           Description of Registrant’s Securities to be Registered

The securities to be registered hereby are shares of beneficial interest (the “Shares”) of ING Emerging Markets High Dividend Equity Fund (the “Fund”).  The description of the Shares contained in the section entitled “Description of Shares” in the Prospectus included in the Fund’s Registration Statement on Form N-2 (File Nos. 333-168091 and 811-22438), filed with the Securities and Exchange Commission on July 14, 2010, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.                                                           Exhibits

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on the 12th day of April, 2011.

ING EMERGING MARKETS HIGH DIVIDEND EQUITY FUND

By:	/s/ Huey P. Falgout, Jr.
Huey P. Falgout, Jr.
Secretary